As filed with the Securities and Exchange Commission on July 31, 2008.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RHAPSODY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-4743916
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

26000 Commercentre Drive Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $.0001 par value	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	The Nasdaq Stock Market LLC
Units	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

(Title of Class)

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-134694), that was filed in connection with the Registrant’s initial public offering. This information is incorporated herein by reference.

The information required by this item has also been updated and supplemented under the heading “Description of Rhapsody Common Stock and Other Securities” in the Registrant’s Form S-4, as amended (File No. 333-150343), that was filed in connection with the Registrant’s proposed merger with Primoris Corporation and is also incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.	Description

3.1 (1)	Second Amended and Restated Certificate of Incorporation of the Registrant
3.2 (2)	By-Laws of the Registrant
4.1 (2)	Specimen Unit Certificate
4.2 (2)	Specimen Common Stock Certificate
4.3 (2)	Specimen Warrant Certificate
4.4 (2)	Form of Unit Purchase Option to granted to Representative in connection with Initial Public Offering
4.5 (2)	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant

(1)	Attached hereto.

(2)
Incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on June 2, 2006 (File No. 333-134694).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RHAPSODY ACQUISITION CORP.

Date: July 31, 2008	By:/s/ John P. Schauerman John P. Schauerman, Chief Financial Officer

EXHIBITS ATTACHED TO THIS FORM 8-A

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of the Registrant